Exhibit 23.3

                         Consent of Independent Auditors


 We consent to the incorporation by reference in the following Registration
Statements:

 (1)     Registration Statements (Form S-3 No. 333-68935, 333-79995, 333-84819,
         333-86805, 333-92815, 333-106090, 333-112549, and 333-113384,
         33-125184) of BNP Residential Properties, Inc., and

 (2) Registration Statement (Form S-8 No. 333-119623) pertaining to the 1994 Stock Option and Incentive Plan of BNP Residential
         Properties, Inc.,

of our report dated June 7, 2005 on the Statements of Revenues and Certain Operating Expenses for the Villages of Chapel Hill Apartments, included in BNP Residential Properties, Inc.'s Current Report on Form 8-K/A dated March 31, 2005 as filed with the Securities and Exchange Commission.



                                                  /s/  Ernst & Young LLP


Greenville, South Carolina
June 9, 2005


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